UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 29, 2004

                                Genio Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

       0-27587                                                  22-3360133
(Commission File Number)                                     (I.R.S. Employer
                                                          Identification Number)


                                 (212) 897-6914
              (Registrant's Telephone Number, Including Area Code)

15 E. 26th Street, Suite 1711, New York, NY                          10010
  (Address of Principal Executive Offices)                        (Zip Code)



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers


         On November 29, 2004, Susan Eisner, the President of Genio Group, Inc. (the "Registrant"), notified the Registrant that she was terminating her employment by the Registrant, effective December 28, 2004. Prior thereto, the Registrant has been discussing with Ms. Eisner the possibility of changing her responsibilities and job title from President to Senior Vice President - Business Development. Ms. Eisner indicated that she is terminating her employment for cause.

         The Registrant does not believe Ms. Eisner had cause within the meaning of her employment agreement to terminate her employment and does not believe it owes any severance payments to Ms. Eisner as a result of her termination.

         Pursuant to the terms of her Employment Agreement, were Ms. Eisner's employment determined to be terminated for cause, she would be entitled to six months' severance pay ($90,000) and an option to purchase 100,000 shares of the Registrant's common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               GENIO GROUP, INC.

                                               /s/ Andrew J. Schenker
                                               ---------------------------------
                                               By:  Andrew J. Schenker
                                               Its: Chief Financial Officer
Date: December 6, 2004